Exhibit 10.2
FIRST AMENDMENT, dated as of January 22, 2007 (this “Amendment”) to the Credit Agreement (2006-B), dated as of December 15, 2006 (the “Agreement”), by and among AIRCASTLE LIMITED, an exempted company organized and existing under the laws of Bermuda (“Parent”), AIRCASTLE HOLDING CORPORATION LIMITED, an exempted company organized and existing under the laws of Bermuda (“AHCL”), AIRCASTLE IRELAND HOLDING LIMITED a limited liability company incorporated in Ireland (“AIHL”, and together with AHCL, the “Borrowers”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) and certain lenders from time to time parties thereto. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Agreement and the rules of interpretation set forth therein shall apply to this Amendment.

W I T N E S S E T H:

WHEREAS, Parent, the Borrowers, the Lenders and the Administrative Agent are parties to the Agreement;

WHEREAS, the Borrowers have requested that the Lenders amend the Agreement, as more fully described herein; and

WHEREAS, the Lenders are willing to agree to such amendment, but only upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendment to Section 1.1 of the Agreement.

Subsection 1.1 of the Agreement is hereby amended by deleting the following defined term: “Total Revolving Credit Commitment” and inserting, in proper alphabetical order, the following new defined terms and related definitions:

(a)  “2007 Equity Offering” means the initial issuance of Capital Stock of the Parent, other than the issuance of Capital Stock to employees, consultants or Affiliates, during Fiscal Year 2007.

(b)  “First Amendment” means the First Amendment to the Agreement dated as of January 22, 2007, among Parent, the Borrowers, the Lenders and the Administrative Agent.

(c)  “First Amendment Effective Date” means the date on which the conditions precedent set forth in paragraph 6 of the First Amendment shall have been satisfied or waived.

(d)  “Interim Maturity Date” means the earlier of (a) (i) March 31, 2007 or (ii) if the fee referred to in clause (iii) of Section 2.10 is paid to the Lenders on or prior to March 31, 2007, December 31, 2007 and (b) the closing date with respect to the 2007 Equity Offering.

(e)  “Total Revolving Credit Commitment” means, on any date prior to the Interim Maturity Date, a principal amount equal to $450,000,000, and thereafter, $250,000,000, in each case as may be reduced from time to time in accordance with Section 2.7.

2.  Amendments to Sections 2.3(b) of the Agreement. Subsection 2.3(b) of the Agreement is hereby amended in its entirety as follows:

“(i) Upon the issuance of any Capital Stock by any Borrower, an amount equal to 100% of the net proceeds thereof shall be applied on the date of such issuance towards the prepayment of the Loans.

(ii) If as of the Interim Maturity Date the aggregate principal amount of the Loans outstanding shall be in excess of $250,000,000, the Borrowers shall prepay the Loans in an amount equal to the amount necessary to cause the aggregate outstanding principal amount of the Loans to be equal to or less than $250,000,000.”

3.  Amendments to Section 2.10 (Fees) of the Agreement. Subsection 2.10 (Fees) of the Agreement is hereby amended and restated in its entirety to read as follows:

“The Borrowers (i) shall pay the fees specified in the Fee Letters on the dates specified therein, (ii) shall pay a commitment fee for the period from and including the date hereof to the Revolving Credit Termination Date, computed at a rate of (A) 0.25% per annum if the average daily amount of Revolving Credit Outstandings during the period for which such payment is made are less than $125,000,000 or (B) 0.125% per annum if the average daily amount of Revolving Credit Outstandings during the period for which such payment is made are equal to or greater than $125,000,000, in each case on the average daily amount of the available unused Revolving Credit Commitment of such Lender during the period for which payment is made, payable monthly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof, and (iii) may, at its election, pay, on or prior to March 31, 2007, a fee equal to the product of 0.50% and $200,000,000 so that the Interim Maturity Date is extended as contemplated by clause (a) (ii) of the definition thereof.”

4.  Amendments to Section 9.3 (Liens) of the Agreement. Subsection 9.3(xiii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(xiii) Liens granted by a Borrower, Guarantor or any Subsidiary thereof in favor of a Lender or an Affiliate of a Lender in an aggregate amount not to exceed 7.5% times Consolidated New Worth, in connection with Indebtedness permitted under Section 9.4(c).”

5.  Amendment to Exhibit A to the Credit Agreement. Exhibit A to the Credit Agreement shall be replaced in its entirety with a new Exhibit A attached as Annex I to this Amendment.

6.  Conditions to Amendment Effective Date. This Amendment shall become effective upon the date (the “Amendment Effective Date”) when the following conditions are satisfied:

(a)  Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by Parent, the Borrowers and the Lenders;

(b)  No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the transactions contemplated herein; and

(c)  Representations and Warranties. Each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

(d)  Fees and Expenses. The Borrower shall pay all accrued and unpaid fees, costs and expenses in connection with the Amendment and the transactions contemplated thereby to the extent then due and payable, together with the reasonable legal fees and expenses of the Administrative Agent.

7.	Continuing Effect of Loan Documents

. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of the Credit Parties that would require an amendment, waiver or consent of the Lenders or Administrative Agent. Except as expressly amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

8.	Counterparts

. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.	Severability

. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.	Integration.

This Amendment and the other Loan Documents represent the agreement of the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.	GOVERNING LAW

. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AIRCASTLE LIMITED , as Parent
By: /s/ Ron Wainshal
Name: Ron Wainshal
Title: Chief Executive Officer

AIRCASTLE HOLDING CORPORATION LIMITED , as Borrower
By: /s/ Ron Wainshal
Name: Ron Wainshal
Title: Chief Executive Officer

AIRCASTLE IRELAND HOLDING LIMITED , as Borrower
By: /s/ Ron Wainshal
Name: Ron Wainshal
Title: Director

JPMORGAN CHASE BANK, N.A., as Agent and as Lender
By: /s/ Matthew H. Massie
Name: Matthew H. Massie
Title: Managing Director

BEAR STEARNS CORPORATE LENDING INC., as a Lender
By: /s/ Victor Bulzacchelli
Name: / Victor Bulzacchelli
Title: Vice President

CITICORP NORTH AMERICA, INC., as a Lender
By : /s/ Gaylord C. Holmes
Name: Gaylord C. Holmes
Title: Vice President

ANNEX I

EXHIBIT A

Applicable Commitment Percentages

Lenders	Revolving Credit Commitment	Applicable Commitment Percentage

JPMorgan Chase Bank, N.A.	$150,000,000.00	33.33%
Bear Stearns Corporate Lending Inc.	$150,000,000.00	33.33%
Citicorp North America, Inc.	$150,000,000.00	33.33%